UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Board of Directors (the “Board”) of Plumas Bancorp (the “Company”) adopted new forms of option award agreements and a form of restricted stock award agreement under the Plumas Bancorp 2022 Equity Incentive Plan (the “Plan”), which plan was approved by the Company’s shareholders and became effective on May 18, 2022. The Company expects to use the newly approved forms of award agreements for future grants of stock options and restricted share awards to officers, directors and employees under the Plan.

The forms of stock option award agreements provide for the grant of options to purchase shares of common stock of the Company. Vesting of options is subject to the option holder’s continued employment or service through the vesting date or the attainment of specified performance criteria. The Board or its authorized committee under the Plan will establish the vesting schedule or criteria and other terms and conditions of options. The first form of stock option award agreement provides the grant of both incentive stock options and non-qualified stock options and generally allows the vested portion of an option to be exercised for up to 90 days after the termination of an option holder’s employment or service to the Company or, if earlier, the tenth anniversary of the grant date. The second form of stock option agreement provides for the grant of non-qualified stock options that, to the extent vested at the time of the option holder’s termination of employment or service to the Company, continue to be exercisable following the option holder’s retirement (generally, for directors, after either ten years of service or reaching the age of 70 or, for employees, after reaching the age of 65) until the tenth anniversary of the grant date.

The form of restricted stock award agreement provides for the grant of restricted shares of common stock of the Company that are subject to vesting. The vesting of restricted shares is subject to the grantee’s continued employment or service through the vesting date or the attainment of a specified performance goal. The Board or its authorized committee under the Plan will establish the vesting schedule or criteria of the restricted share awards.

Copies of the newly approved forms of award agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated herein by reference. The foregoing descriptions of the forms of award agreements are qualified in their entirety by reference to the full text of the forms filed with this report.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Stock Option Agreement Under Plumas Bancorp 2022 Equity Incentive Plan
10.2	Form of Stock Option Agreement Under Plumas Bancorp 2022 Equity Incentive Plan with Post-Retirement Exercisability
10.3	Form of Restricted Stock Award Agreement Under Plumas Bancorp 2022 Equity Incentive Plan
10.4	Plumas Bancorp 2022 Equity Incentive Plan (incorporated by reference to Appendix A to Plumas Bancorp’s Definitive Proxy Statement filed on March 28, 2022)
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMAS BANCORP

Dated: June 16, 2022	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer